As filed with the Securities and Exchange Commission on November 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	98-1448275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1065 East Hillsdale Blvd., Suite 100 Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

2022 Employment Inducement Award Plan

(Full Title of the Plan)

Mark Vignola

Chief Financial Officer

Terns Pharmaceuticals, Inc.

1065 East Hillsdale Blvd., Suite 100

Foster City, California 94404

(650) 525-5535

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800	Copies to: Bryan Yoon, Esq. Chief Operating Officer and General Counsel Terns Pharmaceuticals, Inc. 1065 East Hillsdale Blvd., Suite 100 Foster City, California 94404 (650) 525-5535

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,113,250 shares of the Registrant’s common stock issuable under the 2022 Employment Inducement Award Plan for which a Registration Statement of the Registrant on Form S-8 (File No. 333-268277) is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON
FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2022 (File No. 333-268277) are incorporated by reference herein.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

Item 8. Exhibits

		Incorporated by Reference			Filed Herewith
Exhibit Number	Exhibit Description	Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation.	8-K	2/9/2021	3.1
4.2	Amended and Restated Bylaws.	8-K	10/10/2023	3.1
4.3	Form of Common Stock Certificate.	S-1/A	2/1/2021	4.2
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.				X
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.				X
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1(a)#	2022 Employment Inducement Award Plan.	S-8	11/9/2022	99.1(a)
99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2022 Employment Inducement Award Plan.	S-8	11/9/2022	99.1(b)
99.1(c)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2022 Employment Inducement Award Plan.	S-8	11/9/2022	99.1(c)
99.1(d)#	Amendment No. 1 to 2022 Employment Inducement Award Plan.	10-Q	11/14/2023	10.2#
107	Filing Fee Table				X

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 14th day of November, 2023.

Terns Pharmaceuticals, Inc.	By:	/s/ Mark Vignola
Mark Vignola, Ph.D
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Erin Quirk, M.D., Mark Vignola, Ph.D. and Bryan Yoon, Esq., and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Erin Quirk	President	November 14, 2023
Erin Quirk, M.D.	(Principal Executive Officer)

/s/ Mark Vignola	Chief Financial Officer	November 14, 2023
Mark Vignola, Ph.D.	(Principal Financial and Accounting Officer)

/s/ David Fellows	Chairman of the Board of Directors	November 14, 2023
David Fellows

/s/ Carl Gordon	Director	November 14, 2023
Carl Gordon, Ph.D., C.F.A.

/s/ Jeffrey Kindler	Director	November 14, 2023
Jeffrey Kindler, Esq.

/s/ Hongbo Lu	Director	November 14, 2023
Hongbo Lu, Ph.D.

/s/ Jill Quigley	Director	November 14, 2023
Jill Quigley, Esq.

/s/ Ann Taylor	Director	November 14, 2023
Ann Taylor, M.D.

/s/ Radhika Tripuraneni	Director	November 14, 2023
Radhika Tripuraneni, M.D.